Exhibit 10.30

REDACTED

A Duke Energy Company C. Gregory Harper Vice President, East Tennessee Natural Gas Company	East Tennessee Natural Gas Company 5400 Westheimer Court Houston, TX 77056-5310 Mailing Address P.O. Box 1642 Houston, TX 77251-1642

December 1, 2001

Confidential

Mr. Paul Garner
Duke Energy Murray, LLC
5400 Westheimer Court
Houston, Tx 77056

Re:                  Firm Transportation Discount to Duke Energy Murray, LLC (“Duke Energy Murray”)
East Tennessee Natural Gas Company, FT-AGW Contract No. [410057]

Dear Paul:

In response to your request and pursuant to Section 4.1 of East Tennessee Natural Gas Company’s (ETNG) FT-AGW Rate Schedule (Second Revised Volume No. 1, Original Sheet Number 9), ETNG hereby agrees to adjust its then applicable FT-AGW Transportation rate for the above-referenced contract (Contract) as follows:

1.)                      For the period commencing December 1, 2001 and extending through October 31, 2016, for firm transportation from the primary receipt point at El Paso-Ridgetop (meter number 53101) to Duke Energy Murray at the primary delivery point at VS 3214 (meter number TBD), or for transportation from any secondary receipt point to any secondary delivery point with full flexibility on secondary nominations on ETNG’s system the applicable FT-AGW rates will be:

a)                        The lesser of a monthly reservation rate of [* * *] per Dth (exclusive of the reservation GRI surcharge), or [* * *] rate, and

b)                       The [* * *] rate, and

c)                        The applicable FT-AGW retention rates for fuel use, and lost and unaccounted for gas and all applicable surcharges, including the GRI surcharge.

2.)                      Discounted rates stated herein will be applicable only to Duke Energy Murray for a Transportation Quantity (TQ) of [* * *] Dth per day for the Primary Receipt Point(s) and Primary Delivery Point(s) defined in Exhibit A of the Contract without restriction to the Secondary Receipt Point(s) and Secondary Delivery Point(s), under Rate Schedule FT-AGW, for the time period specified in paragraph 1 above. All other services shall be provided at the maximum applicable rates.

3.)                      Should the Federal Energy Regulatory Commission, or any court having jurisdiction, at any time disallow any rate discount agreed to by ETNG herein, or at any time impute to this

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*** Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

service, for purposes of establishing ETNG’s rates for service, a rate higher than the discounted rate provided for herein, then ETNG’s maximum applicable FT-AGW rates shall apply to all transportation services affected by such action from the date of the order, In no event will ETNG charge in excess of the applicable maximum FT-AGW transportation rates established in ETNG’s tariff nor less than the applicable minimum FT-AGW rates.

4.)                      In the event ETNG interrupts or curtails service for any reason other than Operational Flow Orders and events of force majeure, as described in Sections 14 and 24 of ETNG’s FERC Gas Tariff, and Duke Energy Murray has previously paid for such service, ETNG shall credit Duke Energy Murray’s next monthly bill an amount equal to the Reservation Charge specified in Exhibit A hereto, multiplied by the number of days of interruption or curtailment.

5.)                      Duke Energy Murray acknowledges and agrees that all terms and conditions of ETNG’s FERC Gas Tariff, as effective from time to time, and applicable form of service agreement, including provisions for filing of changes in ETNG’s FERC Gas Tariff and rates, which changes may affect this Agreement, are applicable to the FT-AGW Service Agreement. In the event of a conflict between this Agreement and ETNG’s FERC Gas Tariff an/or form of service agreement, ETNG’s FERC Gas Tariff and/or the form of service agreement shall control.

6.)                      This Agreement shall be interpreted and performed in accordance with the laws of the State of Tennessee without recourse to the law governing conflict of laws.

Please acknowledge your acceptance of this proposal by having an authorized representative of Duke Energy Murray sign below in the space provided and returning both originals to ETNG in the enclosed envelope. This Agreement will not become effective until executed by both parties.

Sincerely
/s/ C. Gregory Harper
C. Gregory Harper Vice President, East Tennessee Natural Gas Company SSL

Agreed to and accepted this 1st day
of December, 2001

Duke Energy Murray, LLC

By:	/s/ Larry Wall
Its:	Vice President